Exhibit 4.1
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INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 727058 20 8
SEE REVERSE FOR CERTAIN DEFINITIONS
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF |
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™SBM“88S^B*^B!^’t^^^W^^^’[l]P(Hk. SECRETARY ‘"//IliillH^ CHIEF EXECUTIVE OFFICER m 33

PlanetOut Inc.
     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between PlanetOut Inc. (the “Company”) and Wells Fargo Bank, N.A. as Rights Agent (the “Rights Agent”), dated as of January 4, 2007, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.
     THE RECORD HOLDER OF THIS CERTIFICATE MAY OBTAIN FROM THE SECRETARY OF THE CORPORATION, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SERIES OF PREFERRED SHARES AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN FIXED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF TRF MIN ACT–		Custodian (until age )

TEN ENT	–	as tenants by the entireties		(Cust)
JT TEN	–	as joint tenants with right of			under Uniform Transfers

		survivorship and not as tenants in common		(Minor)
to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
     For Value Received,                                                                                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                            shares
of the stock represented by the within certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                                                        Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

X

Signature(s) Guaranteed:		NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

THE SIGNATURE(S) SHOULD BE GUARANTEED BYAN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.